UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 7, 2026
Cycurion, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41214	86-3720717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 Boro Place, Suite 420C McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)
Registrant’s telephone number, including area code: (888) 341-6680
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CYCU	The NASDAQ Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $345.00 per share	CYCUW	The NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Merger Agreement
On May 7, 2026, Cycurion, Inc., a Delaware corporation (“Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cycurion Merger Sub-Halo, Inc. (“Merger Sub-Halo”), Cycurion Merger Sub-havenX, Inc. (“Merger Sub-havenX”), Halo Privacy, Inc., a Delaware corporation (“Halo”), havenX, Inc., a Wyoming corporation (“havenX”), and Shareholder Representative Services LLC, solely in its capacity as the Company Group Equityholder Representative (the “Equityholder Representative”).
The Mergers
Pursuant to the Merger Agreement, (i) Merger Sub-Halo will merge with and into Halo, with Halo surviving as a wholly owned subsidiary of Parent, and (ii) Merger Sub-havenX will merge with and into havenX, with havenX surviving as a wholly owned subsidiary of Parent (collectively, the “Mergers”).
At the effective time of the Mergers (the “Effective Time”), each outstanding share of capital stock of Halo and havenX (other than certain excluded shares and dissenting shares) will be automatically converted into the right to receive a portion of the consideration described below, in accordance with the terms of the Merger Agreement and subject to its conditions.
Merger Consideration
The aggregate consideration payable in connection with the Mergers (the “Aggregate Consideration”) consists of a combination of (i) cash, (ii) shares of Parent common stock, and (iii) contingent and deferred consideration payable following the Closing, in each case as determined in accordance with the terms of the Merger Agreement. The Aggregate Consideration is subject to adjustment based on the Company Group’s cash, indebtedness, and transaction expenses at Closing, and may be further adjusted pursuant to post-closing true-up procedures and contingent payment mechanisms set forth in the Merger Agreement.
In addition to the Closing Consideration described below, the Aggregate Consideration includes the right of the former equityholders of Halo and havenX to receive certain future payments, including earnout payments, installment payments, and other contingent consideration based on the post-closing performance of the business and the achievement of specified milestones, in each case subject to the terms and conditions of the Merger Agreement.
Closing Consideration
At the closing of the Mergers (the “Closing”), Parent will pay or cause to be paid to the holders of Halo and havenX equity interests (the “Company Group Equityholders”) consideration consisting of the following:
•Closing Cash Consideration, consisting of an aggregate cash payment equal to $1.0 million, subject to customary adjustments for, among other things, the amount of cash, indebtedness, and transaction expenses of the Company Group as of the Closing, as determined in accordance with the Merger Agreement. Such amounts are subject to post-closing adjustment based on the final determination of such items in accordance with the procedures set forth in the Merger Agreement.
•Closing Stock Consideration, consisting of shares of Parent common stock having an aggregate value of $1.5 million, with the number of shares to be issued determined based on a fixed Parent stock price specified in the Merger Agreement. The shares of Parent common stock to be issued as Closing Stock Consideration will be allocated among the Company Group Equityholders in accordance with an allocation schedule delivered at Closing and will be subject to applicable securities law restrictions and other limitations set forth in the Merger Agreement.
The Closing Consideration will be paid through an exchange and paying agent in accordance with the terms of the Merger Agreement, and payment is conditioned upon, among other things, the delivery by the Company Group Equityholders of required documentation, including letters of transmittal or surrender agreements, as applicable.

Post-Closing and Contingent Payments
The Merger Agreement provides for additional payments to the Company Group Equityholders, which may be payable following the Closing (collectively, the “Future Payments”). These Future Payments consist of various forms of contingent and deferred consideration and include the following:
•Earnout Payments. The Company Group Equityholders may be entitled to receive earnout payments based on the achievement of specified post-closing financial performance targets of the acquired business during defined earnout periods. The amount and timing of such earnout payments will depend on the level of performance achieved relative to agreed-upon metrics and thresholds, and such earnout payments may be payable in a combination of cash and shares of Parent common stock, in each case in accordance with the terms of the Merger Agreement.
•Installment Payments. Parent has agreed to make fixed installment payments to the Company Group Equityholders in cash following the Closing in the amounts of $2.0 million, $2.5 million and $3.0 million, respectively, payable at specified annual intervals after the Closing. Such installment payments accrue interest at a specified rate and are subject to potential reduction or offset under certain circumstances, including the application of clawback provisions as set forth in the Merger Agreement.
•Post-Closing Stock Consideration. The Company Group Equityholders may also be entitled to receive additional shares of Parent common stock following the Closing, which will be issued in accordance with the terms of the Merger Agreement and allocated among such holders pursuant to a closing allocation schedule. The issuance of such shares is subject to limitations, including potential caps on the number of shares issuable and compliance with applicable securities laws.
•Babylon Contract Bonus Payments. Parent has agreed to pay up to an aggregate of $1.0 million in additional cash payments upon the achievement of specified contractual milestones relating to the execution and performance of a particular material commercial agreement (referred to as the “Babylon Contract”), including amounts payable at signing and upon the occurrence of subsequent revenue-related events.
The calculation and payment of the earnout payments and other contingent consideration described above are subject to detailed provisions in the Merger Agreement. These provisions include procedures for preparation and delivery of calculation statements, review rights of the Equityholder Representative, objection and dispute mechanisms, and resolution of disputes through binding determination by an independent accounting or valuation firm acting as an expert. Such determinations are generally final and binding on the parties absent manifest error.
In addition, certain of the Future Payments, including installment payments and stock consideration, are subject to clawback and offset rights in favor of Parent under specified circumstances, including reductions in key contract revenue or financial restatements, as further described in the Merger Agreement.
Clawback Provisions
Certain post-closing payments described above are subject to clawback provisions. Parent may offset amounts otherwise payable to former equityholders if:
•specified material customer contracts are terminated or significantly reduced; or
•financial performance results are restated.
The aggregate amount subject to clawback is capped at $3.0 million. Any clawback amounts will be satisfied primarily through reductions or offsets against Future Payments otherwise payable to the Company Group Equityholders, in accordance with the procedures specified in the Merger Agreement.
Treatment of Equity Awards and Warrants
At the Effective Time, outstanding equity awards and warrants of Halo and havenX will, in general, become fully vested (as applicable), be cancelled and converted into the right to receive a portion of the merger consideration, subject to the terms and conditions set forth in the Merger Agreement, including satisfaction of applicable exercise prices and delivery of required documentation.

Payment Mechanics
The Merger Agreement provides that the payment and delivery of merger consideration will be effected through customary exchange procedures, including the appointment of an exchange and paying agent. In particular:
•merger consideration will be paid and delivered through an exchange and paying agent designated in accordance with the Merger Agreement;
•holders of equity interests will be required to execute and deliver letters of transmittal or surrender agreements, together with any other required documentation, as a condition to receiving their respective portions of the merger consideration; and
•the aggregate merger consideration will be allocated and distributed among the Company Group Equityholders in accordance with a closing allocation schedule delivered by the Company Group and agreed to pursuant to the terms of the Merger Agreement.
Indemnification
The Merger Agreement contains customary representations, warranties and covenants of the parties, as well as indemnification provisions, including:
•indemnification by the former equityholders of Halo and havenX for breaches of representations, warranties and covenants, as well as certain specified matters identified in the Merger Agreement;
•indemnification by Parent for breaches of its own representations, warranties and covenants;
•customary limitations on indemnification obligations, including specified survival periods, deductibles or baskets, caps and other customary limitations on liability; and
•the ability of Parent to satisfy indemnification obligations, in whole or in part, through offsets against future cash or equity payments otherwise payable to the Company Group Equityholders, in accordance with the terms of the Merger Agreement.
Conditions to Closing
The Closing is subject to customary closing conditions, including:
•the absence of any law, order, or injunction prohibiting or restraining the consummation of the transactions contemplated by the Merger Agreement;
•the expiration or termination of any applicable regulatory waiting periods;
•the accuracy of the representations and warranties of the parties at Closing, subject to agreed materiality qualifications;
•compliance in all material respects with the covenants and agreements contained in the Merger Agreement; and
•receipt of required stockholder approvals and other customary closing deliverables.
Certain of these conditions are subject to waiver by the applicable party, in whole or in part, to the extent permitted by the Merger Agreement.

Termination
The Merger Agreement may be terminated under certain circumstances, including:
•by mutual written consent of Parent and the Company Group;
•by either party if the Closing has not occurred prior to a specified outside date, subject to customary extension and termination provisions; or
•by either party in the event of a material breach of the Merger Agreement by the other party that is not cured within a specified period following receipt of notice thereof.
In the event of termination, the parties will have no further obligations under the Merger Agreement, except for certain provisions that survive termination, as specified therein, including provisions relating to confidentiality and certain expenses.
Registration Rights and Lock-Up
Parent has agreed to file a registration statement with the U.S. Securities and Exchange Commission covering the resale of shares of Parent common stock issued as merger consideration within a specified period following Closing and to use commercially reasonable efforts to cause such registration statement to become effective and to maintain its effectiveness for a specified period thereafter.
The shares of Parent common stock issued in connection with the Mergers will be subject to customary transfer restrictions under applicable securities laws and may also be subject to contractual lock-up restrictions for a specified period following Closing, during which time the holders of such shares may be limited in their ability to transfer or dispose of such securities.
The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which will be filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01 Other Events.
On May 20, 2026, the Company issued a press release, announcing the acquisition of Halo Privacy and the full integration of HavenX, which is expected to close at the end of June 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
(d)Exhibits:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated May 7, 2026
99.1	Press Release dated May 20, 2026
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCURION, INC.

Date:	May 26, 2026	By:	/s/ L. Kevin Kelly
		Name:	L. Kevin Kelly
		Title:	Chief Executive Officer